UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 19, 2007, New York Community Bancorp, Inc.’s (the “Company”) Board of Directors amended Article I, Section 7 of the Company’s Bylaws to clarify the Bylaws with respect to the telephonic and electronic submission of proxies. Article II, Section 2(b) of the Bylaws regarding the filling of directorship vacancies under certain circumstances was repealed as such section was no longer applicable following the Company’s 2004 annual meeting of stockholders. Cross-references to Article II, Section 2(b) were also deleted. Article IV, Section 1(b) of the Bylaws was amended to reflect the fact that Michael F. Manzulli retired as Chairman of the Board of the Company effective December 31, 2006 and that Joseph R. Ficalora was appointed Chairman of the Board of the Company effective January 1, 2007. Accordingly, references to Mr. Manzulli as Chairman of the Board have been replaced by references to Mr. Ficalora. In addition, Article V, Section I of the Bylaws was amended to permit the Company’s Board of Directors to provide by resolution that some or all of any or all classes or series of the Company’s stock be evidenced by uncertificated shares. Article VI, Section 1 was amended to clarify the Bylaws with respect to notice to stockholders by electronic transmission.

The Bylaws have also been amended to correct certain typographical errors. The information presented in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed with this Report as Exhibit 3.2.

Item 9.01	Financial Statements and Other Exhibits

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Shell Company Transactions: Not applicable

(d) Exhibits

Number	Description
Exhibit 3.2	New York Community Bancorp, Inc. Bylaws (Amended and Restated as of June 19, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	NEW YORK COMMUNITY BANCORP, INC.

/s/ Thomas R. Cangemi
Thomas R. Cangemi
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.2	New York Community Bancorp, Inc. Bylaws
(Amended and Restated as of June 19, 2007)